UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
Pre-Effective Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN FORK CORPORATION

(Exact name of registrant as specified in its charter))

Nevada	7350	68-0680859
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

8 Hermitage Way, Meadowridge
 Constantia, 7806 Western Cape, RSA
 Tel. 01127820605069

(Address, including zip code, and telephone number,

including area code, of registrants principal executive offices)

BizFilings
 8040 Excelsior Dr. Suite 200
 Madison, WI 53717
 (608) 836-3974

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

JPF Securities Law, LLC
19720 Jetton Road, Suite 300
Cornelius, NC 28031
704-897-8334

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer                                                           ☐
 Non-accelerated Filer                                                             ☐ (Do not check if a smaller reporting company)
Accelerated Filer                                                                      ☐
Smaller reporting company                                                     ☒

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	0.05	$100,000	$7.13

[1]     Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(o) under the Securities Act. No exchange or over the counter market exists for our common stock. Our offering price per share was arbitrarily determined in order for us to raise a minimum of $25,000 and a maximum of $100,000.

SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2011

PROSPECTUS

GOLDEN FORK CORPORATION
Shares of Common Stock
500,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

We are offering a minimum of 500,000 up to a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.05 per share. In the event that 500,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.

Please be advised, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 500,000 shares are sold within 270 days, all money received will be retained by us and there will be no refund. Funds will be held in a separate corporate  bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by Alida Heyer, our sole officer and director. Ms. Heyer will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 5

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.05	$0.02	$0.03
Per Share - Maximum	$0.05	$0.005	$0.045
Minimum	$25,000	$10,000	$15,000
Maximum	$100,000	$10,000	$90,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is February 15, 2011.

TABLE OF CONTENTS

Prospectus Summary	4
Summary Financial Data	5
Risk Factors	5
Forward-Looking Statements	8
Use of Proceeds	9
Determination of Offering Price	9
Dilution	10
Plan of Distribution	11
Description of Capital Stock	12
Interest of Named Experts and Counsel	13
Description of Business	13
Description of Property	16
Legal Proceedings	16
Market for Common Equity and Related Stockholder Matters	16
Management’s Discussion and Analysis of Financial Condition and Results of Operations	16
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	18
Management	18
Executive Compensation	18
Security Ownership of Certain Beneficial Owners and Management	19
Certain Relationships and Related Transactions	19
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	19
Where You Can Find More Information	19
Transfer Agent	19
Index to the Audited Financial Statements	20

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms refer to Golden Fork Corporation, while the term “Golden Fork” refers to Golden Fork in its corporate capacity.

Our Business

We were incorporated on December 22, 2009 in the State of Nevada. We are a development stage company. We do not have any revenues or substantial operations, and we have no assets and have incurred losses since inception.  Our net loss since inception is $13,179, of which we paid $3,000 for office rent, $3,000 for consulting fees, $1,829 for general and administrative expenses, and $5,350 for legal and accounting fees.  We expect to incur additional expenses of approximately $10,000 as a result of becoming a public company.  These increased expenses will be the result of increased audit, legal and Edgar fees.

We intend to open a catering business based in South Africa that will provide catering services to customers in our targeted market.

Please be advised that until we have completed this offering and made substantial progress on completing our business plan we may be deemed to be a “Shell Company” as that term is defined by Rule 405, promulgated under the Securities Act of 1933, as amended.  Our strategy is to balance our catering business between both corporate and private customers. By serving both corporate clients and private customers we would effectively hedge against trends which impact the catering needs of either market.

If we raise the maximum amount in this offering, we intend to hire one additional employee, however if we raise the minimum amount in this offering, we will not hire any additional employees.  The primary focus of the Golden Fork’s operations will be onsite food preparation and catering services for large events, corporate parties, conferences, schools or colleges, churches, synagogues, weddings, bar/bat mitzvahs, and other life milestone parties; our target market would also include in house catering and wealthy residents who entertain large parties at their homes. We also intend to provide personal chef services and gourmet catering.  Ms. Heyer will serve as the executive chef of the business, and she will provide all recipes for catered products. The focus of catered products will feature a South African/European theme.  We are a development stage company and currently have no employees other than our sole officer and director. Based on the size of catering event we would book, we may need to hire additional employees.

We have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

About Us

Our administrative office is located at 8 Hermitage Way, Meadowridge, Constantia, 7806 Western Cape, RSA. Our fiscal year end is May 31.

Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. Upon effectiveness of our registration statement, management plans to apply to enable our common stock to be quoted on the OTC Bulletin Board.

The Offering

Following is a brief summary of this offering:

Securities being offered:	A minimum of 500,000 shares of common stock and a maximum of 2,000,000 shares of common stock, par value $0.00001.
Offering price per share:	$0.05
Offering period:	Our shares are being offered for a period not to exceed 270 days.
Net proceeds to us:	Approximately $15,000, assuming the minimum numbers of shares are sold. Approximately $90,000, assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for offering expenses, the implementation of our business plan, and for working capital purposes.
Monthly “burn rate”
We expect our average monthly burn rate to be approximately $1,600 a month. To keep our initial costs down, we plan to start our catering business by renting items such as  kitchen facilities, china, utensils, tables, tablecloths and linens, serving equipment and other staples.  During the 270 day offering period   we expect to incur expenses of $14,400.  We intend to fund our operations by selling  our shares or through capital contributions from Alida Heyer if necessary, until we become profitable.

Number of shares outstanding before the offering:	2,000,000 shares
Number of shares outstanding after the offering if all of the shares are sold:	4,000,000 shares

This prospectus relates to the sale of a minimum of 500,000 shares of common stock and a maximum of 2,000,000 shares of common stock, par value $0.00001.

As of November 22, 2010 we had 2,000,000 shares of common stock outstanding and one stockholder. The number of shares registered under this prospectus would represent approximately between 20% and 50% of the total common stock outstanding, based on the amount of shares actually sold.
We will not commence seeking a market for our common stock until the registration statements have cleared all comments from the Securities and Exchange Commission. Management intends to request a market maker to file a Form 211 to be approved for quotation on the OTCBB. The Company is not permitted to file a Form 211 with the OTCBB as only Market Makers may apply to the OTCBB for the issuer to get approval to quote the security.

There currently is no trading market for our common stock. The Company has not applied for a listing on any exchanges including Pinksheets.com. Shares registered in this prospectus may not be sold until it is declared effective.

Selected Financial Data

The following selected financial data have been derived from the Company’s financial statements which have been audited by M&K CPAS, PLLC, an independent registered public accounting firm.

The summary financial data as of November 30, 2010 are derived from our financial statements, which are included elsewhere in this prospectus.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

As shown in the accompanying financial statements, the Company has suffered a loss from operations to date. It has experienced a loss of $13,179 since inception and has a negative working of capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the financial statements and related notes presented in this section.

As of November 30, 2010 (unaudited)

Balance Sheet
Total Assets	$-
Total Liabilities	$5,850
Stockholders’ Deficit	$(5,850)

December 22, 2009 (Inception) to November 30, 2010 (unaudited)

Income Statement
Revenue	$0
Total Expenses	$13,179
Net Loss	$(13,179)

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks associated with Golden Fork Corporation.

Our auditors have issued a going concern opinion and there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that they believe there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated in December 2009 and have yet to start our proposed business operations and have yet to realize any revenues. We have no operating history upon which an evaluation of our future success or failure can be made Our net loss since inception is $13,179, of which we paid $3,000 for office rent, $3,000 for consulting fees, $1,829 for general and administrative expenses, and $5,350 for legal and accounting fees.  We expect to incur additional expenses of approximately $10,000 as a result of becoming a public company.  These increased expenses will be the result of increased audit, legal and Edgar fees.
Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	completion of this offering;

•	our ability to attract customers who will buy our services from us; and

•	our ability to generate revenues through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

Because we have a limited operating history, our business is difficult to evaluate.

We were formed in 2009 and have a limited operating history.  An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies..  We expect our operating expenses to increase significantly, especially in the areas of development, marketing and promotion.  As a result we will need to increase our revenue to remain profitable.  If our revenue does not grow as expected or increases in our expenses are not in line with forecasts, there could be a material adverse effect on our business, results of operations and financial condition.

 If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

As of this filing, we have no customers. We have identified potential customers but we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, there could be a material adverse effect on our business, results of operations and financial condition.

We are solely dependent upon the funds to be raised in this offering to implement our business plan, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and are unable to raise them we will have to terminate our operations.

We have not yet started implementing our full business plan. We will use the proceeds from this offering to start our operations. If the minimum of $25,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and are unable to raise the money, we will have to cease operations.

Lack of Management Experience

Alida Heyer, our sole officer and director has very little historical experience or exposure to operating and maintaining a catering company.  Particularly this inexperience relates to the daily operations and day to day activities associated with the food service industry. While it is anticipated that if we raise the maximum amount under this offering, Ms. Heyer will attempt to retain an expert to assist the company in the daily operations of the catering business, it must be anticipated that this may not occur, or if it does occur there will be a learning curve, and this lack of experience will negatively affect the value of your stock.

If we do not make a profit, we may have to suspend or cease operations.

Since we are small company and do not have much capital, we must limit marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, there could be a material adverse effect on our business, results of operations and financial condition.

If we lose the services of our key employee, our business could suffer.

Our success is dependent on the personal efforts of Ms. Heyer, our sole officer and director.  Although we currently do not have “key-man” insurance, we plan to obtain "key-man" insurance on her life in the amount of $1,000,000; the loss of Ms. Heyer’s services could have a material adverse effect on our business and prospects.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in South Africa based on United States or other foreign laws against us, or our management.

We conduct substantially all of our operations in South Africa and substantially all of our assets are located in South Africa. In addition, our sole officer and director resides within South Africa. As a result, it may not be possible to effect service of process within the United States or elsewhere outside of South Africa upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, South Africa may not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Because our sole employee occupies all corporate positions, our internal controls over financial reporting may not be considered effective in the future, which could result in a loss of investor confidence in our financial reports and in turn have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 we are required to furnish a report by our management on our internal controls over financial reporting. Such report must contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of the year, including a statement as to whether or not our internal controls over financial reporting are effective. This assessment must include disclosure of any material weaknesses in our internal controls over financial reporting identified by management.  Since we have only one employee who occupies all corporate positions in the company, we will not be able to assets that our internal controls are effective because there will be no independent decision making.  If we are unable to continue to assert that our internal controls are effective, our investors could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline.

Our officer and director can unilaterally determine her salary and perquisites.

Since Ms. Heyer is the only officer and director of the company, she will have the ability to unilaterally determine her own salary and perquisites and there will be no independent review of Ms. Heyer’s determination.  Any salary or perquisite that Ms. Heyer decides to award herself will negatively impact the financial condition of the company.  As a result, there may be no additional monies available for net income and the company could become unprofitable which would negatively impact our stock price.

The catering industry is highly competitive and the additional expense of being a public company could put us at a competitive disadvantage in the catering marketplace.

 The catering industry is highly competitive and has historically low margins.  Since the catering industry is so competitive and because it is driven in part by costs and consists almost exclusively of non-public companies, a small catering company with the added expenses of being a reporting company would be at a serious competitive disadvantage when compared to the rest of the industry.  As a result, we may not be able to turn a profit and your stock could become worthless.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Ms. Heyer, will only be devoting limited time to our operations. Ms. Heyer will be devoting approximately 30 hours per week of her time to our operations. Our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because we have only one officer and director, who lacks formal training in financial accounting and management and who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. She lacks formal training in financial accounting and management; however, she is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission, which ultimately could cause you to lose your investment.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The hiring of additional experienced personnel will result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

Risks associated with this offering:

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection,  are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Investor’s funds will be placed in a separate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Certain shareholders control a substantial portion of our outstanding common stock.

Our sole officer/director owns a significant portion of the outstanding shares of our common stock.  Specifically, Ms. Heyer will own 80% of our total outstanding common stock if the minimum amount of the offering is sold and 50% of our total outstanding common stock if the maximum amount of the offering is sold. Accordingly, Ms. Heyer will be able to influence the election of our directors and thereby influence or direct our policies.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.  In 2009, this volatility and disruption has reached unprecedented levels.  The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may adversely affect the price of oil, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

We do not intend to pay any dividend for the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future.  The future payment of dividends is directly dependent upon our future earnings, financial requirements and other factors to be determined by our board of directors.  We anticipate any earnings that may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to shareholders.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock and

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this

Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to keep up with industry techniques and standards, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our sole officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Regulation S promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, on a 500,000 common shares minimum and 2,000,000 common shares maximum basis. The table below sets forth the use of proceeds if 500,000 common shares or 2,000,000 common shares of the offering are sold.

	500,000	2,000,000
Gross proceeds	$25,000	$100,000
Offering expenses	$10,000	$10,000
Net proceeds	$15,000	$90,000

The net proceeds will be used as follows:

	500,000	2,000,000
Website development	$1,000	$2,000
Repayment of loan	$1,129	$1,129
Marketing and advertising tools (i.e. business cards, menus, telephone, website, computer)	$1,000	$3,000
Delivery Expenses (i.e. car and equipment rental for delivery of food and equipment to the catering site)	$1,000	$20,000
Kitchen and Kitchen Equipment Rental*	$5,000	$40,000
Hiring one additional employee	$0	$10,000
Audit, accounting and filing fees	$5,195	$5,195
Other expenses such as utility costs (water, electricity, gas), insurance coverage, etc.	$676	$8,676
TOTAL	$15,000	$90,000

* To keep our initial costs down in the beginning of our operations, we would opt to start our catering business by renting items such as use of kitchen facilities if needed, china, utensils, tables, tablecloths and linens, serving equipment and other staples.

We registered a domain name (www.goldenforkcorporation.com) and have started developing our website. After the completion of this offering we intend to complete the developing of our website “www.goldenforkcorporation.com.”   We believe that having a website would make it easier for us to become known to our potential customers. We intend to create a Facebook page for Golden Fork Corporation to promote our business.  We believe that the cost of establishing a successful catering services business is approximately $25,000.

We also plan to execute the following with completion of this offering:

-	We will repay $1,129 that was advanced to us by our sole officer/director, Ms. Heyer.

-
We estimate that renting necessary kitchen equipment, including large and small appliances, pans and dishes, generally cost between $5,000 and $25,000.  We intend to keep our costs low at first by renting needed equipment.

-	If we raise the maximum amount of the offering, we intend to hire one additional employee to handle administrative duties.

-	We estimate our auditing and accounting fees to be $5,195 during the next twelve months.

-	We will allocate between $676 and $8,676 for additional unforeseen expenses which may arise as a result of initiating our operations.

The proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised. In good financial times or in hard financial times, we think there can always be a market for catering such as catered parties for rich clients, business lunches and meetings, birthday parties, wedding receptions, etc. Our twelve month assumptions were determined by our sole director and officer, Ms. Heyer. These assumptions include filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $25,000 and a maximum of $100,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

•	our lack of operating history;

•	the proceeds to be raised by the offering;

•	the amount of capital to be contributed by purchasers of this offering in proportion to the amount of stock to be retained by our existing stockholder; and,

•	our relative cash requirements.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of November 30, 2010, the net tangible book value of our shares of common stock was a deficit of ($5,850) or approximately ($0.00) per share based upon 2,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $85,871 or approximately $0.021 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.021 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.021 per share.

After completion of this offering, if 2,000,000 shares are sold, investors will own 50% of the total number of outstanding shares for which they would have paid $100,000, or $0.05 per share. Our existing stockholders will own 50% of the total number of outstanding shares for which they as founders shares in consideration of establishing the company..

If 62.5% of the shares are sold:

Upon completion of this offering, in the event 62.5% of the shares are sold, the net tangible book value of the 3,250,000 shares then outstanding will be $48,371, or approximately $0.015 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.015 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.015 per share.

After completion of this offering, if 1,250,000 shares are sold, investors will own approximately 38% of the total number of outstanding shares for which they would have paid $62,500, or $0.05 per share. Our existing stockholders will own approximately 62% of the total number of outstanding shares which they received as founders shares in consideration of establishing the company.

If the minimum number of shares is sold:

Upon completion of this offering, in the event 25% or the minimum amount of shares are sold, the net tangible book value of the 2,500,000 shares to be outstanding will be $10,871, or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.004 per share.

After completion of this offering, if 500,000 shares are sold, investors will own approximately 20% of the total number of outstanding shares for which they would have paid $25,000, or $0.05 per share. Our existing stockholders will own approximately 80% of the total number of outstanding shares which they received as founders shares in consideration of establishing the company..

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.00)
Potential gain to existing shareholders	$90,000
Net tangible book value per share after offering	$0.021
Increase to present stockholders in net tangible book value per share after offering	$0.021
Capital contributions	$20
Number of shares outstanding before the offering	2,000,000
Number of shares after offering assuming the sale of the maximum number of shares	4,000,000
Existing stockholder percentage of ownership after offering	50%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Dilution per share	$0.029
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	0.02%
Percentage of capital contributions by new investors	99.98%
Investors percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 62.5% of Shares Sold

Price per share	$0.05
Dilution per share	$0.035
Capital contributions	$62,500
Number of shares after offering held by public investors	1,250,000
Percentage of capital contributions by existing shareholders	0.032%
Percentage of capital contributions by new investors	99.968%
Investor percentage of ownership after offering	38%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.05
Dilution per share	$0.046
Capital contributions	$25,000
Percentage of capital contributions by existing shareholders	0.08%
Percentage of capital contributions by new investors	99.92%
Number of shares after offering held by public investors	500,000
Investor percentage of ownership after offering	20%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum and 2,000,000 shares maximum. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account.  The funds will be maintained in a separate bank account until we receive a minimum of $25,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $25,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $25,000 within the 270 day period referred to above. There are no finders involved in our distribution.

Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following list includes some examples of  material changes that would entitle you to a refund of your money, this list is not comprehensive:

•	an extension of the offering period beyond 270 days;

•	a change in the offering price;

•	a change in the minimum sales requirement;

•	a change to allow sales to affiliates in order to meet the minimum sales requirement; or

•	a change in the amount of proceeds necessary to release the funds held in the separate bank account.

If any of the above material changes occur, a new offering may not be made by means of a post-effective amendment.

We will sell the shares in this offering through Ms. Heyer, our sole officer and director. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that Ms. Heyer is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She will continue to be our sole officer and director at the end of the offering and has not been, during the last twelve months a broker/dealer or associated with a broker/dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the Securities and Exchange Commission, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Ms. Heyer will also distribute the prospectus to potential investors at meetings, to business associates, and to friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our common stock shares outside of the United States if possible.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

Regulation M

Our sole officer and director, who will promote the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the Securities and Exchange Commission.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the Securities and Exchange Commission and we have provided you with a proper copy of the prospectus as required by Section 10 of the Securities Act of 1933, as amended. Once the registration statement is declared effective by the Securities and Exchange Commission, and after we have provided you with a proper copy of the prospectus as required by Section 10, if you decide to subscribe for any shares in this offering, you must:

1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

2. Deliver a check, wire transfer, bank draft or money order to the Company for acceptance or rejection.

All checks for subscriptions must be made payable to “GOLDEN FORK CORPORATION”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.00001 per share. The rights of holders of our common stock are as follow:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We do not have a class of preferred stock.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period from inception to May 31. 2010, included in this prospectus have been audited by M&K CPAS, PLLC, of 13831 Northwest Freeway, Suite 575 Houston, TX 77040, telephone number 832-242-9950. Their report is given upon their authority as experts in accounting and auditing. M&K CPAS, PLLC does not own any interest in us.

JPF Securities, LLC passed upon the validity of the issuance of the common shares to be sold under this prospectus. JPF Securities, LLC does not own any interest in us.

DESCRIPTION OF BUSINESS

General

On December 22, 2009, we incorporated the Company in the State of Nevada and established a fiscal year end of May 31. The objective of this corporation is to enter into the catering services industry and to become a recognized leader in our targeted market for onsite food preparation and catering services.

The primary focus of the Golden Fork’s operations will be onsite food preparation and catering services for large events, corporate parties, conferences, schools or colleges, churches, synagogues, weddings, bar/bat mitzvahs, and other life milestone parties; our target market would also include in house catering and wealthy residents who entertain large parties at their homes. We also intend to provide personal chef services and gourmet catering.  Ms. Heyer will serve as the executive chef of the business, and she will provide all recipes for catered products. The focus of catered products will feature a South African/European theme.  We are a development stage company and currently have no employees other than our sole officer and director. Based on the size of catering event we would book, we may need to hire additional employees.

 We have yet to generate any revenues and our operations to date include development of a business plan and creation of our website, www.goldenforkcorporation.com. Our business office is located at 8 Hermitage Way, Meadowridge, Constantia, 7806 Western Cape, RSA. Our telephone number is +27820605069. This office is owned by our sole director and officer, Ms. Heyer. We have paid rent of $3,000 to Ms. Heyer since Inception.

We have no plans to change our business operations or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have yet to begin full operations and plan to fully implement our business plan once this offering is complete. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have conducted a brief market research into the likelihood of success of our operations or the acceptance of our product or services by the public.  Our research has shown that personal chef and catering services are in a great demand within our target market.  According to Entrepreneur Magazine, the personal chef business is among the fastest-growing businesses.  The annual revenues from the personal chef business are expected to reach $1.2 billion by 2010 as cited in Entrepreneur Magazine (The revenues cited in the Entrepreneur Magazine are not an estimate for the specific geographic market we intend to target).   Our strategy is to balance our catering business between both corporate and private customers. By serving both corporate clients and private customers we would effectively hedge against trends which impact the catering needs of either market.  While businesses are attractive customers because of their potential loyalty, reducing the cost associated with bringing in each additional sale, the business catering market is very susceptible to market cycles. When there is a recession, our target market would be private customers for personal events and parties. Although expenditures on food at weddings, bar mitzvahs, and graduations may decrease a bit during recession, they will not disappear and can therefore be assured of some steady work by balancing these target markets.

South Africa represents the largest retail industry in the Sub Saharan region and ranked as the 20th largest retail market worldwide. The country has recently hosted the 2010 FIFA World Cup that gave impetus to the retail industry by attracting a large number of foreign tourists. Besides, the retail industry has gained momentum in the backdrop of economic recovery from the global recession and fast pace infrastructure development.  As per market research report “South African Retail Industry Forecast to 2013” (http://www.marketresearch.com/product/display.asp?productid=2828680&xs=r) the South African retail market was valued at US$ 82.7 Billion in 2009. The retail market has benefitted from the strong consumer confidence and high public spending on both food and non-food items.

According to the S.A. Department of Labor one of the fastest growing segments of the food service business is providing professional personal chef services. Personal chefs can expect to make up to $400 a day every day. Until recently having a chef prepare food for you and your family was considered a luxury for only the wealthy. Today, many individuals and families have discovered that a personal chef service is an affordable, timesaving, and healthy alternative to the stress and time constraints of working to put a wholesome, economical, and tasty meal on the table every night. A personal chef offers a professional service of meal preparation. A client's individual tastes drive the creation of their customized menu. These personalized meals are prepared either in the client s home or a catering kitchen and then packaged, labeled, possibly delivered, and stored in the refrigerator or freezer. Most services include complete grocery shopping, customized menu planning, and storage in oven/microwavable containers.  Our target market would be families in which both spouses work, singles and couples who work long, hard hours, seniors who would rather not or cannot cook anymore, gourmets who love to cook but who do not always have the time, and individuals that have medical conditions, such as wheat/gluten intolerance, milk or other sensitivities, diabetes, or high blood pressure, who require specialized meals will seek our services.

 Our Strategy
Golden Fork Corporation is located in South Africa. We will provide catering services to customers in our target market. The Company was founded in 2009 by Ms. Heyer.  The primary focus of the Golden Fork’s operations will be onsite food preparation and catering services for large events, corporate parties, weddings, bar/bat mitzvahs, and other life milestone parties. We also intend to provide personal chef services.  Ms. Heyer will serve as the executive chef of the business, and she will provide all recipes for catered products. The focus of catered products will feature a South African/European theme.

We intend to keep the start-up costs for our catering business down by working from our own kitchen or renting a professional kitchen if needed.  We will do the cooking on-site, either using our own facilities or equipment provided by the clients.

Golden Fork’s Material Steps Towards Execution of Our Business Plan

1. Website
Golden Fork’s marketing strategy will be based on developing visibility among our potential customers.  We have developed, and continue to refine our website: www.goldenforkcorporation.com and our Facebook page for Golden Fork Corporation.  Our website, www.goldenforkcorporation.com is 80% complete and will be fully completed to use in our operations within approximately 90 days from the completion of our offering and it will cost between $1,000 and $2,000 to complete.  After our website is fully developed, it will include additional aspects such as a sample menu and cost and we will begin to market our business to potential customers or investors.  Additionally, we will advertise in  Synagogue newsletters and various Jewish publications.   We will register with online web portals so that potential customers can contact the business with ease. We will maintain a print and traditional advertising methods within local markets and join wedding expos to promote our services.  We estimate that participating in wedding expos will cost us approximately $100 for the booth space and approximately $300 for promotional material, and other expenses. We expect that these advertisements should yield adequate service inquiries.  Our advertising budget is approximately $1,000 to $3,000 USD (depending on whether we successfully sell 500,000 common shares or 2,000,000 common shares in this offering.)

We also hope to partner with event planners and build business based on referrals.  At this time we have not taken any additional steps to partner with event planners; in the future we intend to develop relationships with local even planners as caterers are one of many services hired by event planners.  While social networking might not cost quite as large of a net as traditional print advertisements, it costs far less and it is our belief that the relationships built are arguably stronger because of the relationship that is established over time.

2. Established Home Office

We have established a home office that is currently located at 8 Hermitage Way, Meadowridge Constantia, 7806 Western Cape, RSA.  We have an oral agreement to pay rent at a rate of $250 per month.   We intend to run the administrative business of our catering company such as marketing, appointment keeping and book keeping, from our office.  We intend to rent kitchen space from either a community center, restaurant or similar establishment.

3. Kitchen

We initially intend to keep the start-up costs for our catering business down by working from our own kitchen.  Cooking prep-work (e.g. pre-cutting vegetables, etc.) is done at our kitchen and we intend to rent a professional kitchen for planned and catered events.  The estimated cost of renting a professional kitchen is $25/hour including use of any of their commercial grade equipment such as a 20 quart mixer, proofer, 10 burner gas range, and meat slicer, etc.  We will do our cooking on-site by renting under-utilized church, school or community center commercial kitchens and then transporting the food by vehicle to the event  location, or using equipment provided by the clients.  We estimate that our expenses for car and equipment rental for transporting the food from the kitchen to catering sites will be between $1,000 and $20,000 depending if maximum or minimum is raised in our offering.

Within 100 days after we complete our public offering, we will position ourselves to begin our catering services immediately.  We forecast that there will be no sales activity during the first month. The second month should yield isolated catering jobs, but it is unlikely that these isolated catering jobs will provide any significant source of income. In months three and four we hope to see a steady increase in sales as a result of the continued execution of our marketing plan including print ads and social networking.  Throughout the year we forecast that sales will incrementally grow until profitability is reached towards the end of year one.

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment and we do not expect any significant changes in the number of employees.

Estimate fees to charge for catering services:

Catering charge per head min 5-50 people R350( $50 USD) for the set menu 3 courses excluding  alcohol.

Parties exceeding 50 people would have lower the per-person pricing. This is because it is more cost-efficient  to produce food in bulk for a bigger event. For example, the per-person cost of fried chicken for an event of 50 people or less might be R137 ($20 USD), while the cost for an event of 200 is only R116 ($17USD) per guest.

Price for barmen- R80 per hour( $11USD) of which Golden Fork takes $4 USD and pays staff $7USD per hour

Price for Waiter-R80 per hour( $11USD) of which Golden Fork takes $4USD and pays staff $7USD per hour.

Our estimated hourly rate for labor cost would depend on the size and type of the event and would be $18USD-$40USD per hour.  This fee would depend on the type of the event catered depending on whether the event catered is more casual or upscale, whether we would need to rent certain equipment as necessary for certain events. Items such as chafing dishes, chairs, tables, silverware, linens, dishes and serving dishes etc.  Rental cost of such items would be charged as an additional fee to our clients if they request these items, because it will mean more money and work for us.  The labor on a plated dinner is generally much higher than the labor on a buffet, because a plated dinner involves double the china, and usually a minimum of three served courses, plus served coffee. This catering fee offsets labor and administration costs such as dishwashing, packing for the event, shopping for food, clean up, site visits, working with rental companies, etc.  We would charge for our staff by the hour, based on a five hour minimum per staff person.  We would estimate the amount of time that our staff will be needed for the event; however, since many variables exist, the final cost is based on the actual time worked.

Price for Chef- R150( $21 per hour) of which Golden Fork takes $7 dollars per hour

Estimate fee for personal chef services: catering for small party under 10
Cost of hiring a personal chef  R2500 ($360) for 4 hours

General contracts terms included for agreement with clients:
Menu will be agreed upon once client is happy with choice and the costing of dishes and price per head is agreed.
25% deposit will be paid 1 week in advance prior to event

Geographic reach:
Cape Town and surrounding wine lands and venues in the Western Cape.

Anticipated mark up over expenses
Most caterers use the following equation offers a good “rule-of-thumb” markup on menu items:

Food Costs x 3 = Final Menu Price

With this markup, we anticipate to make about a 67% margin on our food.

Steps taken to compare expenses and rates to competitors.
1: Mystery shopping (calling competitors and discussing prices and options posing as a potential client)
2: Word of mouth and experience in industry

Catering Competition

The competitive environment for catering is highly fragmented with hundreds of catering establishments available in Cape Town itself.  These companies represent a variety of catering services, from banquet halls to corner delis.  While proximity is an important factor, strong recommendations from friends is the deciding factor in caterer selection.  One central goal of Golden Fork is the development of a unique corporate identity.  We believe that such identity will create customer loyalty and help us gain a competitive advantage.  We anticipate that most catering clients tend to contract for repeat business with a handful of “recommended” caterers.  Customers evaluate the quality of the food first and foremost.  Then they weight factors such as price, convenience, flexibility, and reliability.

We believe that Golden Fork stands out among the competition because we will coordinate full services not available through local restaurants and gourmet shops.  It is out belief that our customized menu options, flexible customer service and convenience are priorities for social catering customers as these events reflect highly on the host.  We also offer a full range of “front of the house” services at reasonable rates that would provide catering for individuals hosting a special event such as a cocktail hour, holiday dinner or other party typically in their home.  Business customers are looking for ease of use, the convenience of delivery and set-up, and more upscale options than deli fare.  After food quality, price and reliability are the primary factors for these customers.  The Company coordinates full services not available through local restaurants and gourmet shops, and we can therefore offer our customers added convenience and reduced time in coordinating services.  We believe that Golden Fork’s key competitive advantages include: quality of food and customer service competitive prices, full service affordable catering; flexibility and customization of menu.

We intend to purchase our raw materials at local markets, including fresh fruits and vegetables, meat, fish, herbs, etc.   We estimate that our dry stock, food and beverage expenses would be from $1,000 to $2,000.  Dry stock, food and beverages will be bought in bulk per job to avoid unnecessary overages.  We also intend to open a commercial food account through a distributor or wholesale club.  We intend to purchase our wine selections from the local winemakers.  Western Cape Province is the largest wine producing region in South Africa and it is home to a variety of cellars producing some of the country's most acclaimed wines.

Target Market

As stated above, Golden Fork will primarily be engaged in preparing food for large events at banquet halls and other venues.  We intend to develop relationships with several event planners, banquet halls, and other venues in hopes that our company can become their preferred provider of catering services.

Golden Fork will also offer personal chef services that would provide catering for individuals hosting a special event such as a cocktail hour, holiday dinner or other party typically in their home.  We would also be offering cooking lessons at $125 USD per person including all ingredients and recipes at our customers’ home kitchen.  Our estimated annual revenues will be derived from our target market which  would include customers personal chefs cooking in four or five homes per week, leaving behind multiple customized meals that meet the taste and nutritional profiles of our clients. We plan to specialize in preparing menu items for dinner parties, catering events, or even teaching culinary classes.

Food and catering industries are one of the most saturated markets in the world.  We intend to achieve success in the catering business by making our business known. We would promote our business by participating in expositions on our specialization, market ourselves online via social media sites (Golden Fork has a facebook page), through our website www.goldenforkcorp.com, join wedding expos, word of mouth, etc.  Our plan is to make ourselves visible in the market and set ourselves apart. This means being professional and providing excellent quality food at every engagement, since attendees will share their opinion of the business.

In order to achieve success in the competitive business conditions, our strategy is to diversify our services between both corporate and private customers and to make our services affordable.

Regulatory Requirements

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the catering industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing and permits requirements complied with the local Health Department, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Marketing

Below is an overview of our marketing strategies and objectives.

Marketing Objectives

•	Establish relationships with event planners within our target market

•	Develop an online presence by developing our website and placing the Company’s name and contact information in online directories.

•	Implement a local marketing campaign within our target market via the use of flyers, local newspaper advertisements, and word of mouth.

Marketing Strategies

We intend on using a number of marketing strategies that will allow the catering business to target potential customer who are hosting events. These strategies include traditional print advertisements and ads placed on search engines on the Internet.  We will also use an internet based marketing strategy. We feel that potential customers will seek local services, such as caterers, using the Internet. We will register with online portals so that potential customers can contact the business. We will maintain a print and traditional advertising methods within local markets and join wedding expos to promote our services.  We estimate that participating in wedding expos will cost us approximately $100 for the booth space and approximately $300 for promotional material, and other expenses. Our advertising budget is between $1,000 to $3,000 USD (depending if 500,000 common shares or 2,000,000 common shares of the offering are sold.)   We also hope to partner with event planners and build business based on referrals.

Revenue

We intend to generate revenues by charging a fee for our catering services. Initially our fee structure will be as follows:

1.	Fixed Fee - we will charge a fixed fee for the set menu catering services*

2.	Hourly Fee – we will charge a set hourly fee for the catering of bigger events**

3.	The Company will hold a 25% deposit for food purchases

* With fixed pricing, each menu item has a fixed cost. We would price items on a per-person basis, and charge our customer according to the number of people at the event. Or we would price items on a platter basis. For example, we could charge $16 for a platter of 15 hors d’oeuvres, or $200 for a smoked ham carving station that serves 50.

** We would only quote customers on the cost of food for an event after they have given us all the details about the function. This would allow us to customize a menu for the customer and more accurately determine the true costs of the ingredients and food preparation and labor before we give a quote.

Here is an example of our pricing menu:

Menu Item	Less than 50 people	50-150 people	150+ people
Filet mignon on a bed of spinach	$23.95 per guest	$22.45 per guest	$20.95 per guest
Stuffed Portobello with mushroom gravy	$22.95 per guest	$21.25 per guest	$19.95 per guest
Poached salmon fillet	$27.95 per guest	$25.95 per guest	$24.25 per guest
Sesame-crusted chicken breast	$22.45 per guest	$21.15 per guest	$19.75 per guest

Usually, the larger the event the lower the per-person pricing. This is because it is more cost-effective  to produce food in bulk for a big event than to produce food for a ten-person dinner party. For example, the per-person cost of fried chicken for an event of 50 people or less might be $20, while the cost for an event of 200 is only $17 per guest.

Once we begin full operations and are able to attract clients, Ms. Heyer plans to devote more time to our operations. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have a pension plan, health insurance, stock options, a profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Our sole officer and director will be responsible for the initial servicing. Once the Company begins its operations, we may hire addition help if needed.

Sources and Availability of Raw Materials

We intend to purchase our raw materials at local markets, including fresh fruits and vegetables, meat, fish, herbs, etc.  We intend to purchase our wine selections from the local winemakers.

Dependence on One or A Few Customers

As of this filing, we do not have any clients.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees other than our sole officer and director. We hope to hire an additional employee, if applicable.

DESCRIPTION OF PROPERTY

Our sole office is currently located at 8 Hermitage Way, Meadowridge Constantia, 7806 Western Cape, RSA.  Our telephone number is +27820605069.  We have an oral agreement to pay rent of $250 per month.   We intend to run the business of our catering company the marketing, appointment keeping and books, from our office , and to rent kitchen space from either a community center or a restaurant , etc.

We intend to keep the start-up costs for our catering business down by working from our own kitchen to do some prep-work in our kitchen facilities (e.g. pre-cutting vegetables, etc.)  and renting a professional kitchen for planned events.  The estimated cost of renting a professional kitchen is $25/hour including use of any of their commercial grade equipment such as a 20 quart mixer, proofer, 10 burner gas range, and meat slicer. We will do our cooking on-site at under-utilized commercial kitchens located at churches, schools or community centers and then transport the food by vehicle to the event location, or use equipment provided by the clients.

Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a location for a new office. We do not own or lease any other property.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are not currently quoted on any exchange.

Holders

We have 1 record holder of our common stock as of January 12, 2011.  None of the securities held by our record holder have been registered for sale under the Securities Act of 1933, as amended.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

Equity Compensation Plan and Stock Option Plan Information

The Company, at the current time, has no stock option plan or any equity compensation plans

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our catering services to our target markets.  Our website, www.goldenforkcorporation.com is 80% developed, and believe it will be fully completed within approximately 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, it will last twelve months. The difference between the minimum and maximum amount relates to the website development, marketing and advertising, equipment and office furniture, and hiring one employee. In each case, if we raise the maximum amount, we will devote more funds to the same operations in order to enhance the quality of the website and promote our business plan to potential customers. We will not begin operations until we raise money from this offering.

We have only one officer and director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our goal is to commence our operations. We intend to accomplish the foregoing through the following milestones:

1.           Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

 2.           We are developing our website by registering a domain name: www.goldenforkcorporation.com. After completion of the offering, we will immediately complete developing our website. Completion will include menus and other offers to our potential customers. We believe that our website will be fully operational within approximately 90 days from the completion of our offering and that it will cost between $1,000 and $2,000 to complete developing our website.

3.           After our website is fully developed, we intend to begin to market our business to potential customers or investors through our website and by personal contacts through Ms. Heyer.  We have started marketing our services by building our website and plan to promote Golden Fork on Facebook.  We hope to develop an online presence by placing the Company’s name and contact information through online directories.

 Within 100 days after we complete our public offering, we will position ourselves to begin our catering services immediately.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, our business plan will be reevaluated.

Limited operating history; need for additional capital.

There is no historical financial information to base an evaluation of our performance. We are in development stage operations and have yet to generate revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering, we may be seeking equity financing in the future in order to obtain the capital required to implement our business plan. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

Results of operations

From Inception on December 22, 2009 to November 30, 2010

Since inception, we have been proactive by hiring an attorney and an auditor for the preparation of our registration statement on Form S-1. We have also prepared and implemented an internal business plan. In addition, we reserved the domain name “www.goldenforkcorporation.com.” Our loss since inception is $13,179 of which $3,000 is for rent, $3,000 is for consulting services, $1,829 is for general and administrative, and $5,350 is for legal and accounting. Once we have completed this offering, we will begin to implement our business plan fully. We expect to begin operations within 100 days after we complete this offering.

Since inception, we have issued 2,000,000 founder shares of common stock to our sole officer and director, Ms. Heyer.

Liquidity and capital resources

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations. If we are unable to successfully attract customers and we deplete the proceeds of this offering, then we will need to find alternative sources of income, for instance, a second public offering, a private placement of securities, or loans from our officers or third parties in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

Our sole officer and director is willing to loan us money for our operations until this offering has been completed or until the offering period has expired. If we need additional capital and cannot raise it, then we will either suspend operations until additional capital is raised or cease operations entirely.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 2,000,000 shares of common stock (founder shares to Ms. Heyer) pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. This was accounted for as a sale of common stock.

As of November 30, 2010, our total assets were $0 and our total liabilities were $5,850.

CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the Quarter ended November 30, 2010.

MANAGEMENT

Officers and Directors

Our sole officer is elected by the board of directors to a term of one year and serves until a successor is duly elected and qualified, or until she is removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address	Age	Positions

Alida Heyer 8 Hermitage Way, Meadowridge Constantia, 7806 Western Cape, RSA	55	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer, and the sole member of the Board of Directors

Ms. Heyer has held her offices/positions since the inception of our Company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Biography of Alida Heyer

Alida Heyer - President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and our sole director.

Since December 22, 2009, Ms. Heyer has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors.  Our President, Ms. Heyer has over 10 years of working knowledge of cooking, food preparation, food cost, food storage, and sanitary working conditions; cooking is Ms. Heyer’s passion and a long time hobby but she has no experience as a professional chef. She has excellent people skills and is well trained in creating contracts, and marketing business.  Ms. Heyer has more than 9 years of experience working as a Corporate Sales and Marketing Executive.  We believe that through her expertise, she will be able to contribute to the operations and marketing of the business.

From 2007 to 2010, Ms. Heyer was a Corporate Sales and Marketing Executive at Market Group – Lexus, in Cape Town City, at 73 Hertzog Boulevard, Cape Town 8001 RSA.  From 2001 to 2007, Ms. Heyer was a Corporate Sales and Marketing Executive at Helderberg Toyota, located on Main Road, Strand Western Cape, RSA.  Ms. Heyer has over 10 years of working knowledge of cooking, food preparation, food cost, food storage, and sanitary working conditions; cooking is Ms. Heyer’s passion and a long time hobby but she has no experience as a professional chef. She has excellent people skills and is well trained in creating contracts, and marketing business.  Through her expertise, she will be able to contribute to the operations of the business. Ms. Heyer is not an officer or director of any other reporting company.

Audit Committee Financial Expert

The functions of the Audit Committee are currently carried out by our Board of Directors. We do not have an audit committee financial expert on our Board of Directors. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

Conflicts of Interest

Ms. Heyer devotes approximately 30 hours per week to our business operations. Ms. Heyer’s devotion to other personal projects could curtail our business operations. We have no provisions for handling conflicts of interest should they arise in the future; however, Ms. Heyer has agreed not to engage in any business operation which conflicts with our operations. Ms. Heyer also paid rent for the Company’s office space located at 8 Hermitage Way, Meadowridge, Constantia, 7806 Western Cape, RSA. Since Inception, she has paid $3,000 in rent..

Compliance With Section 16 (a) of the Exchange Act

Not applicable.

EXECUTIVE COMPENSATION

The following table sets forth the compensation since inception on December 22, 2009 through December 24, 2010, to our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alida Heyer President Secretary Treasurer Director	2009	0	0	100,000	0	0	0	0	100,000
	2010	0	0	0	0	0	0	3,000	3,000

We do not have any employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin to attain profitable operations. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of our board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner reasonably believed to be in the Company’s best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering

AlAlida Heyer	2,000,000	100.00%
8 Hermitage Way, Meadowridge Constantia, 7806 Western Cape, RSA

[1]
The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct stock holdings. Ms. Heyer is the only “promoter” of our company.

Future sales by existing stockholders

A total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Under Rule 144, since Ms. Heyer is an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.  Please note however that Rule 144 is never available to a “Shell Company” as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.  Given the high likelihood that we would be deemed to be a “Shell Company” until we have made significant progress on our business plan and acquired significant assets, Rule 144 would not be available until one year after we have ceased to be a “Shell Company” if we are subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and we have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2009, we issued a total of 2,000,000 shares of restricted common stock to Alida Heyer, our sole officer and director, as founder’s shares. These shares represent 100% of our issued and outstanding shares. Further, Ms. Heyer has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of November 30, 2010, Ms. Heyer has advanced a total of $1,129. Ms. Heyer will be repaid from the proceeds of this offering. There are no due dates for the repayment of the funds advanced by Ms. Heyer. The obligation to Ms. Heyer does not bear any interest. There are no written agreements evidencing the advancement of funds by Ms. Heyer or the repayment of the funds. The entire transaction was an oral agreement.

Ms. Heyer also paid rent for the Company’s office space located at 8 Hermitage Way, Meadowridge, Constantia, 7806 Western Cape, RSA. This office is owned by our sole director and officer, Ms. Heyer. We have paid rent in the amount of $3,000 to Ms. Heyer since Inception pursuant to an oral agreement to rent the offices for $250 per month. We do not have any written agreements with Ms. Heyer with regards to repaying rent expenses but  we intend to reimburse Ms. Heyer for rent expenses once the Company starts generating revenues.

At inception, we issued 2,000,000 shares of common stock to Ms. Heyer, our sole officer and director.  The stock was issued as founders shares in consideration of Ms. Heyer’s service to the company pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933.
 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The Company will indemnify to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as in effect at the time of the determination, any current or former director or officer of the Company who was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee, or agent of the Company, or any of its subsidiaries, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director’s or officer’s conduct was unlawful; provided, however, that the Company will not be required to indemnify any director or officer in connection with any proceeding (or part thereof): (i) initiated by such person or any proceeding by such person against the Company or its directors, officers, employees or other agents, or (ii) charging improper personal benefit to the director or officer in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by the director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, unless: (A) such indemnification is expressly required to be made by law; (B) the proceeding was authorized by the Board of Directors of the Company; or (C) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Company under Title 7 of the  Nevada Revised Statutes pertaining to Chapter 78 of the Nevada Revised Statutes. The rights of indemnification provided in this paragraph will be in addition to any rights to which any such person may otherwise be entitled under any certificate or articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of stockholders or Board of Directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Golden Fork will act as their own transfer agent.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by M&K CPAS, PLLC of 13831 Northwest Freeway, Suite 575 Houston, TX 77040, telephone number 832-242-9950.

FINANCIAL STATEMENTS

Golden Fork Corporation
(A Development Stage Company)
(Unaudited)

November 30, 2010

Golden Fork Corporation
(A Development Stage Company)
Balance Sheets
November 30, 2010 and May 31, 2010
(Unaudited)

	November 30, 2010	May 31, 2010

ASSETS

Current Assets

Cash	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts Payable and Accrued Liabilities	$5,850	$3,000
Due to Directors	1,329	1,129
Total Current Liabilities	7,179	4,129
Stockholders’ Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 2,000,000 shares issued and outstanding)	20	20
Additional paid-in capital	5,980	2,980

Deficit accumulated during the development stage	(13,179)	(7,129)

Total Stockholders’ Deficit	(7,179)	(4,129)

Total Liabilities and Stockholders’ Deficit	$-	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

Golden Fork Corporation
(A Development Stage Company)
Statements of Operations
For the Three and Six Months Periods Ended November 30, 2010
and Inception (December 22, 2009) to November 30, 2010
(Unaudited)

	Three Months Period Ended November 30, 2010	Six Months Period Ended November 30, 2010	Inception December 22, 2009, to November 30, 2010

Operating Expenses

Consulting services	$750	$1,500	$3,000
General and administrative	700	700	1,829
Rent	750	1,500	3,000
Legal and accounting	2,150	2,350	5,350

Total Expenses	4,350	6,050	13,179

Net Loss	$(4,350)	$(6,050)	$(13,179)

Net Loss Per Common Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	2,000,000	2,000,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

Golden Fork Corporation
Statements of Cash Flows
(A Development Stage Company)
For the Six Month Period Ended November 30, 2010
and Inception (December 22, 2009) to November 30, 2010
 (Unaudited)

	Six Months Period Ended November 30, 2010	Inception December 22, 2009 to November 30, 2010

Operating Activities

Net loss	$(6,050)	$(13,179)

Adjustments to reconcile net loss to cash used in operating activities:
Donated services and rent expenses	3,000	6,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	2,850	5,850
Due to Directors	200	1,329

Net Cash Provided by Operating Activities	-	-

Increase (Decrease) in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information Cash paid during the period for :
Interest	$-	$-
Income taxes	$-	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

Golden Fork Corporation
Statement of Changes in Stockholders’ Deficit
(A Development Stage Company)
From Inception (December 22, 2009) to November 30, 2010
 (Unaudited)

			Additional
	Common Stock		Paid-in	Deficit
	Shares	Amount	Capital	Accumulated	Total

Balance at December 22, 2009	-	$-	$-	$-	$-

Issuance of common stock to founders	2,000,000	20	(20)	-	-
Donated services	-	-	3,000	-	3,000
Net loss	-	-	-	(7,129)	(7,129)
Balances at May 31, 2010	2,000,000	20	2,980	(7,129)	(4,129)
Donated services	-	-	3,000	-	3,000
Net loss	-	-	-	(6,050)	(6,050)
Balances at November 30, 2010	2,000,000	$20	$5,980	$(13,179)	$(7,179)

(The Accompanying Notes are an Integral Part of These Financial Statements)

Golden Fork Corporation
(A Development Stage Company)
Notes to the Financial Statements
 (Unaudited)
NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY

On December 22, 2009, we incorporated the Company in the State of Nevada and established a fiscal year end of May 31. The objective of this corporation is to enter into the catering services industry and to become a recognized leader in our targeted market for onsite food preparation and catering services.

The primary focus of the Golden Fork’s operations will be onsite food preparation and catering services for large events, corporate parties, conferences, schools or colleges, churches, synagogues, weddings, bar/bat mitzvahs, and other life milestone parties; our target market would also include in house catering and wealthy residents who entertain large parties at their homes. We also intend to provide personal chef services and gourmet catering.  Ms. Heyer will serve as the executive chef of the business, and she will provide all recipes for catered products. The focus of catered products will feature a South African/European theme.  We are a development stage company and currently have no employees other than our sole officer and director. Based on the size of catering event we would book, we may need to hire additional employees.

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies Golden Fork Corporation will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Golden Fork Corporation be unable to continue as a going concern.  As at November 30, 2010 Golden Fork Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $13,179 since inception.  The continuation of Golden Fork Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of Golden Fork Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Golden Fork Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is May 31.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

INTERIM FINANCIAL STATEMENTS - These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at November 30, 2010 or May 31, 2010.

DEVELOPMENT STAGE ENTITY – The Company complies with FASB guidelines for its description as a development stage company.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of November 30, 2010, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of November 30, 2010. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS - Effective June 30, 2009, the Company adopted a new accounting standard issued by the FASB related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements.

On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) to the authoritative hierarchy of GAAP.  These changes establish the FASB Accounting Standards Codification (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force

Golden Fork Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Unaudited)

Abstracts; instead the FASB will issue Accounting Standards Updates.  Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification.  These changes and the Codification itself do not change GAAP.  Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

RECENTLY ISSUED ACCOUNTING STANDARDS - In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in
Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. The Company does not expect the provisions of ASU 2009-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. The Company does not expect the provisions of ASU 2009-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. The Company does not expect the provisions of ASU 2009-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3 -INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $13,179, which expire through 2030. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of November 30, 2010:

2010
Deferred tax assets	$4,481
Valuation allowance for deferred tax assets	(4,481)
Net deferred tax assets	$-

Fair Value Measurements

On January 1, 2008, the Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Golden Fork Corporation
(A Development Stage Company)
Notes to the Financial Statements
(Unaudited)

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3
 Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of November 30 2010:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

NOTE 5 - RELATED PARTY TRANSACTIONS

During the six month period ended November 30, 2010 the Company recognized a total of $3,000 for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company. These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties.

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of November 30, 2010, the director has advanced a total of $1,329.

NOTE 6 - COMMON STOCK

As of November 30, 2010 the Golden Fork Corporation has issued 2,000,000 common shares as founders shares.

AUDITED FINANCIAL STATEMENTS

Golden Fork Corporation

May 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Golden Fork Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Golden Fork Corporation (a development stage company) as of May 31, 2010 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from December 22, 2009 (inception) through May 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Fork Corporation as of May 31, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
August 30, 2010

Golden Fork Corporation
(A Development Stage Company)
Balance Sheet
May 31, 2010
May 31, 2010

ASSETS

Current Assets

Cash	$-

Total Assets	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts Payable and Accrued Liabilities	$3,000
Due to Directors	1,129

Total Current Liabilites	4,129

Stockholders’ Deficit

Common Stock, 75,000,000 shares authorized, par value 0.00001, 2,000,000 shares issued and outstanding	20
Additional paid-in capital	2,980

Deficit accumulated during the development stage	(7,129)

Total Stockholders’ Deficit	(4,129)

Total Liabilities and Stockholders’ Deficit	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

Golden Fork Corporation
(A Development Stage Company)
Statement of Operations
For the Period Ended May 31, 2010

December 22, 2009 (inception) to May 31, 2010

Operating Expenses

Consulting services	$1,500
General and administrative	1,129
Rent	1,500
Legal and accounting	3,000

Total Expenses	7,129

Net Loss	$(7,129)

Net Loss Per Common Share – Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	2,000,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

Golden Fork Corporation
(A Development Stage Company)
Statement of Cash Flows
For the Period Ended May 31, 2010

December 22, 2009 (inception) to May 31, 2010

Operating Activities

Net loss	$(7,129)

Adjustments to reconcile net loss to cash used in operating activities:
Donated services and rent expenses	3,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	4,129

Net Cash used in Operating Activities	-
Increase (Decrease) in Cash	-

Cash - Beginning of Period	-

Cash - End of Period	$-

Supplemental Disclosure of Cash Flow Information Cash paid during the period for :
Interest	$-
Income taxes	$-

Non-cash activities:
Expenses paid for by Director	$1,129
Issuance of founders’ shares
$20

(The Accompanying Notes are an Integral Part of These Financial Statements)

Golden Fork Corporation
(A Development Stage Company)
Statement of Changes in Stockholders’ Deficit
For the Period Ended May 31, 2010

			Additional
	Common Stock		Paid-in	Deficit
	Shares	Amount	Capital	Accumulated	Total

Balance at December 22, 2009	-	$-	$-	$-	$-
Issuance of common stock to founders	2,000,000	20	(20)	-	-
Donated services	-	-	3,000	-	3,000
Net loss	-	-	-	(7,129)	(7,129)
Balances at May 31, 2010	2,000,000	$20	$2,980	$(7,129)	$(4,129)

(The Accompanying Notes are an Integral Part of These Financial Statements)

Golden Fork Corporation
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies Golden Fork Corporation will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Golden Fork Corporation be unable to continue as a going concern.  As at May 31, 2010 Golden Fork Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $7,129 since inception.  The continuation of Golden Fork Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of Golden Fork Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Golden Fork Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is May 31.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at May 31, 2010.

DEVELOPMENT STAGE ENTITY – The Company complies with FASB guidelines for its description as a development stage company.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of May 31, 2010, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of May 31, 2010. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS - Effective June 30, 2009, the Company adopted a new accounting standard issued by the FASB related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements.

On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) to the authoritative hierarchy of GAAP.  These changes establish the FASB Accounting Standards Codification (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates.  Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification.  These changes and the Codification itself do not change GAAP.  Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

RECENTLY ISSUED ACCOUNTING STANDARDS - In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB

Golden Fork Corporation
(A Development Stage Company)
Notes to the Financial Statements

Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. The Company does not expect the provisions of ASU 2009-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. The Company does not expect the provisions of ASU 2009-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. The Company does not expect the provisions of ASU 2009-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3 -INCOME TAXES
Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $7,129, which expire through 2030. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of May 31, 2010:

2010
Deferred tax assets	$2,424
Valuation allowance for deferred tax assets	(2,424)
Net deferred tax assets	$-

NOTE 4 – FAIR VALUE ACCOUNTING

Fair Value Measurements

On January 1, 2008, the Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3
 Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of May 31 2010:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

Golden Fork Corporation
(A Development Stage Company)
Notes to the Financial Statements

NOTE 5 - RELATED PARTY TRANSACTIONS

During the year ended May 31, 2010 the Company recognized a total of $3,000 for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company. These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties.

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of May 31, 2010, the director has advanced a total of $1,129.

NOTE 6 - COMMON STOCK

As of May 31, 2010 the Golden Fork Corporation has issued 2,000,000 common shares as founders shares.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

SECURITIES AND EXCHANGE COMMISSION Registration Fee	$3.93
Printing Expenses	$100
Accounting Fees and Expenses	$4,200
Legal Fees and Expenses	$3,500
Blue Sky Fees/Expenses	$500
Transfer Agent Fees	$1,600
TOTAL	$9,996.07

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Alida Heyer	December 22, 2009	2,000,000	Founders Shares
8 Hermitage Way, Meadowridge Constantia, 7806 Western Cape, RSA Tel. 01127820605069

We issued the foregoing restricted shares of common stock to Ms. Heyer pursuant to Regulation S of the General Rules and Regulations as promulgated under the Securities Act of 1933. The sale of our shares to Ms. Heyer took place outside the United States of America and Ms. Heyer is a non-US person as that term is defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of our shares and no general solicitation was made.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document Description
3 .1	Articles of Incorporation.
3.2	Bylaws
5.1	Opinion of JPF Securities Law, LLC
23.1	Consent of M&K CPAS, PLLC, Certified Public Accountants
99.1	Subscription Agreement

UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Intentionally omitted.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the the City of Western Cape, RSA, on February 15, 2011

GOLDEN FORK CORPORATION
“Alida Heyer”
BY:	/s/ Alida Heyer
President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Alida Heyer Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director
February 15, 2011

Exhibit Index

3.1	Articles of Incorporation.
3.2	Bylaws
5.1	Opinion of JPF Securities Law, LLC
23.1	Consent of M&K CPAS, PLLC, Certified Public Accountants
99.1	Subscription Agreement